UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MONOPAR THERAPEUTICS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 27, 2023, at 10:00am Central Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monopar Therapeutics Inc., a Delaware corporation (the “Company”), which will be held on June 27, 2023, at 10:00am Central Time at the Company’s headquarters at 1000 Skokie Blvd., Wilmette, IL 60091 (the “Annual Meeting”). Only stockholders who held stock at the close of business on the record date, May 1, 2023, may vote at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of six directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified; and (2) the ratification of the selection of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2023. No other items of business are expected to be considered, and no other director nominees will be entertained, at the Annual Meeting.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the six director nominees and FOR the ratification of the selection of BPM LLP. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible during normal business hours for ten days prior to the meeting at our corporate headquarters at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

We are pleased to make use of the U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy statements to their stockholders via the Internet. We believe the ability to deliver materials electronically allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing  the environmental impact from the distribution of our Annual Meeting materials. The Proxy Statement and Annual Report on Form 10-K are available at www.monopartx.com in the “Annual Meeting” subsection of the “Investors” tab. You may contact us toll free at (888) 517-6366 or by email at info@monopartx.com in order to obtain directions to be able to attend  the meeting and vote in person on the Proposals set forth in this Proxy Statement, or to request that a copy of the Proxy Statement and Annual Report be provided to you by paper or electronic mail. If you do not request that a copy of our Annual Meeting materials be sent to you prior to June 13, 2023, you will not receive a copy.

Sincerely,

Chandler D. Robinson, MD MBA MSc

Chief Executive Officer and Director

April 28, 2023

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED AT THE MEETING. YOU CAN VOTE BY INTERNET OR BY REQUESTING (IF YOU HAVE NOT RECEIVED ONE), COMPLETING, SIGNING AND RETURNING A PROXY CARD AS INSTRUCTED IN THE MATERIALS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2023:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022,

are available at monopartx.com in the “Annual Meeting” subsection of the “Investors” tab.

1000 Skokie Blvd., Suite 350 ● Wilmette, IL ● 60091

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MONOPAR THERAPEUTICS INC.

1000 Skokie Blvd., Suite 350

Wilmette, IL 60091

PROXY STATEMENT FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 27, 2023

at 10:00am Central Time

at Monopar Therapeutics Inc.

1000 Skokie Blvd.

Wilmette, IL 60091

GENERAL INFORMATION

This Proxy Statement is furnished in connection with Monopar Therapeutics Inc.’s (“Monopar” or the “Company”) 2023 Annual Meeting of Stockholders, to be held on June 27, 2023, at 10:00am Central Time (the “Annual Meeting”) at the Company’s headquarters located at 1000 Skokie Blvd., Wilmette, IL 60091. The Notice regarding the Availability of Materials for the Annual Meeting of Stockholders (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) is first being mailed on or about May 8, 2023. Pursuant to the rules promulgated by the SEC, we have elected to provide access to our Proxy Statement and Annual Report on Form 10-K primarily by notifying you of the availability of our materials on the Internet, instead of mailing printed copies of those materials to stockholders. The Proxy Statement and Annual Report on Form 10-K are available at www.monopartx.comin the “Annual Meeting” subsection of the “Investors” tab. We will pay all of the costs of distributing this Proxy Statement.

The Notice instructs you as to how you may access and review important information contained in this Proxy Statement. If you receive a Notice by mail and would like to receive a printed copy of our Annual Meeting materials, you may request a printed copy by following the instructions in the Notice.

Shares Outstanding and Voting Rights

Only holders of record of our common stock at the close of business on May 1, 2023 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On April 14, 2023, 13,222,056 shares of common stock were issued and outstanding and we expect the same or a similar number to be issued and outstanding as of the Record Date.

Each share of common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Holders of common stock do not have the right to cumulative voting in the election of directors.

Quorum and Vote of Monopar Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the Record Date will constitute a quorum for the transaction of business at our Annual Meeting and any postponement or adjournment thereof, though the Board of Directors (the “Board of Directors” or the “Board”) may fix a new record date for purposes of a postponed or adjourned meeting. Abstentions and broker non-votes (as described below) will be counted towards a quorum.

The required vote for each of the proposals expected to be acted upon at the Annual Meeting, present in person or represented by proxy, and the treatment of abstentions under each proposal are described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality of the votes cast, with the six nominees obtaining the greatest number of affirmative votes being elected as directors. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 2 — Ratification of the Audit Committee’s selection of the independent registered public accounting firm. This proposal must be approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Voting and Revocation of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Monopar for use at the Annual Meeting.

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If you are a stockholder of record of Monopar as of the Record Date referred to above, you may vote in person at the Annual Meeting or via proxy by mail using the proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. Voting in person at the Annual Meeting will revoke a previous vote by proxy.

•	To vote in person:

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If you hold shares in your name as the stockholder of record, you may vote those shares in person at the Annual Meeting. Proof of identification will be required to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we highly recommend that you submit a proxy for your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

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If your shares are held in the name of a bank, broker or other nominee, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. You may vote those shares in person at the Annual Meeting only if you obtain a proxy from your nominee that gives you the right to vote the shares and present it along with your ballot at the Annual Meeting. To do this, you should contact your nominee.

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To vote on the Internet if your shares are held in the name of a bank, broker or other nominee, go to the website indicated on the Notice to complete an electronic voting instruction form. You will be asked to provide Monopar’s number and a control number from the Notice. Your vote must be received by 11:59 p.m. (Eastern Time) on June 26, 2023 to be counted.

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To vote by mail using the proxy card if you hold shares in your name as the stockholder of record, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct. If your shares are held in the name of a bank, broker or other nominee, you will need to request a voting instruction form as described in the Notice in order to submit your voting instructions by mail. Please do so well in advance to allow sufficient time.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to provide voting instructions to your broker to vote your Monopar shares, either by Internet or mail as described above. If you do not give instructions to your broker, your broker can vote your Monopar shares with respect to “discretionary” items but not with respect to “non-discretionary” items. The proposal relating to the election of directors (Proposal No. 1) is a non-discretionary item. On non-discretionary items for which you do not give your broker instructions, your broker will not vote your shares and, accordingly, the shares will be treated as broker non-votes if the broker submits a proxy. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal.

All properly executed proxies that are not revoked will be voted at the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with the instructions contained in the proxy. If a holder of our common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” Proposal No. 1 electing the six nominees to our Board of Directors; and “FOR” Proposal No. 2 ratifying the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Our stockholders of record may change their votes at any time before their proxy is voted at the Annual Meeting in one of three ways. First, a stockholder of record can send a written notice to the Secretary of Monopar stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions on a new proxy card. Third, a stockholder of record can attend the Annual Meeting and vote in person. Attendance alone will not revoke a proxy, but attending and voting will revoke a proxy.

If a ”street name” stockholder has instructed a broker or other nominee to vote its shares of common stock, that stockholder must follow directions received from its broker or other nominee to change those instructions.

Solicitation of Proxies

The solicitation of your proxy is made by Monopar. In addition to solicitation by mail, the Company’s directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Monopar’s common stock for the forwarding of solicitation materials to the beneficial owners of Monopar’s common stock. Monopar will pay the cost of soliciting proxies, including reimbursing applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nomination of Directors

Your vote is requested in favor of six nominees named herein to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The six nominees are the six current members of our Board of Directors.

Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which the nominee is reelected or a successor is duly elected by our stockholders, or until his or her successor is duly elected and qualified. Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.

Nominees

The following table sets forth the name, age and positions of each of our director nominees as of the date of this Proxy Statement. Each of the nominees listed below is currently a director of Monopar and has been elected to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	Age	Positions	Director Since

Christopher M. Starr, PhD	70	Executive Chairman, Director, Member of the Plan Administrator Committee	December 2014

Chandler D. Robinson, MD MBA MSc	39	Chief Executive Officer, Director	December 2014

Raymond W. Anderson, MBA	81	Director, Chair of the Audit Committee, Chair of the Compensation Committee and Member of the Corporate Governance and Nominating Committee, Member of the Plan Administrator Committee	April 2017

Michael J. Brown, MSc	66	Director, Member of the Audit Committee, Member of the Compensation Committee, Member of the Corporate Governance and Nominating Committee, Member of the Plan Administrator Committee	December 2014

Arthur J. Klausner, MBA	62	Director, Chair of the Corporate Governance and Nominating Committee, Member of the Audit Committee, Member of the Compensation Committee	August 2017

Kim R. Tsuchimoto	60	Chief Financial Officer, Director	March 2023

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Business Experience and Directorships

The following describes the background of our directors.

Christopher M. Starr, PhD - Executive Chairman and Board Member

Dr. Starr is a co-founder and has been our Executive Chairman and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Dr. Starr was the co-founder and served as the chief executive officer (“CEO”) at Raptor Pharmaceuticals (“Raptor”) (Nasdaq: RPTP), from its inception in 2006 through December 2014 and continued to serve Raptor as a member of its board of directors until Raptor was sold to Horizon Pharma plc in October 2016. The principal business of Raptor was the development and commercialization of treatments for rare diseases. Dr. Starr was also a co-founder of BioMarin Pharmaceutical (“BioMarin”) (Nasdaq: BMRN) in 1997 where he last served as Vice President of Research and Development until 2006. BioMarin is a fully-integrated multinational biopharmaceutical company. Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York. Dr. Starr also currently serves on the boards of privately held Glycomine Inc. and Thiogenesis Therapeutics Corp., a Canadian public start-up biotech company.

Dr. Starr’s board qualifications include over 25 years of executive experience in funding and operating public and private biopharmaceutical companies. We believe Dr. Starr’s experience qualifies him to serve as the executive chairman of our Board.

Chandler D. Robinson, MD MBA MSc - Chief Executive Officer and Board Member

Dr. Robinson is a co-founder and has been our CEO and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Since 2010, Dr. Robinson has been, and continues to be, a manager of Tactic Pharma, which he co-founded and led as CEO until it became a holding company in April 2014. Tactic Pharma acquired and developed preclinical and clinical stage biopharmaceutical compounds. From 2003 to 2006, Dr. Robinson conducted research at Northwestern University on a drug candidate currently being developed to treat Wilson’s disease, which was acquired by Tactic Pharma in 2010 and sold in 2014. Among his previous experiences, Dr. Robinson in 2008 worked at Onyx Pharmaceuticals, an oncology biopharmaceutical company, in their Nexavar marketing division, from 2008 to 2009 as a co-manager of a healthcare clinic in San Jose CA, from 2004 to present as Founder and President of an undergraduate research focused non-profit now in its 19th year, and from 2006 to 2007 as part of a quantitative internal hedge-fund style team at Bear Stearns investment bank. He was previously on the board of Wilson Therapeutics (acquired by Alexion Pharmaceuticals Inc., now a part of AstraZeneca), a biopharmaceutical company, and is currently on the board of Northwestern University’s Chemistry of Life Processes Institute. Dr. Robinson graduated summa cum laude from Northwestern University, earned a master’s degree in International Health Policy and Health Economics from the London School of Economics on a Fulbright Scholarship, an MBA from Cambridge University on a Gates Scholarship through Bill Gates’ Trust, and an MD from Stanford University.

Dr. Robinson’s extensive leadership and management experience along with his medical and business degrees, his entrepreneurial and strategic vision and knowledge of Monopar’s product candidates and operations led to the conclusion that he should serve as a member of our Board.

Michael J. Brown, MSc – Board Member

Mr. Brown has been a Board Member of ours and our predecessor, Monopar Therapeutics, LLC since its inception in December 2014. Since 1994, Mr. Brown has served as Chairman, and since 1996 as CEO, of Euronet Worldwide Inc. (“Euronet”) (Nasdaq: EEFT) which offers payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and individual consumers. Mr. Brown has been President of Euronet since December 2014. Mr. Brown has also served on the boards of Euronet’s predecessor companies. He has an M.S. in molecular and cellular biology.

Mr. Brown’s extensive leadership and management experience, including strategic planning, business development, and financing strategies led to the conclusion that he should serve as a member of our Board.

Raymond W. Anderson, MBA, MS – Board Member

Mr. Anderson has been a Board Member of ours since April 2017. Mr. Anderson served as a board member, chair of the audit committee and member of the compensation committee at Raptor, a biopharmaceutical company, from its founding in 2006 to its acquisition in 2016. Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc., a dermatological prescription drug formulation company, from July 2003 until he retired in June 2010. He most recently served as Dow’s Managing Director from January 2009 to June 2010, and previously served as Dow’s Chief Financial Officer and Vice President, Finance and Administration. Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private ultrasound surgical system company. Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin, a biopharmaceutical company, from June 1998 to January 2002. Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in administration from George Washington University and a B.S. in engineering from the U.S. Military Academy.

Mr. Anderson’s background and experience as a finance executive in the biopharmaceutical industry and his qualification as an “audit committee financial expert” under SEC and Nasdaq rules led to the conclusion that he should serve as a member of our Board.

Arthur J. Klausner, MBA – Board Member

Mr. Klausner has been a Board Member of ours since August 2017. He has been a consultant to the biopharmaceutical industry since 2009 and currently serves as Executive Chairman of the oncology drug development company Concarlo Therapeutics, Inc. From 2018 to 2022, Mr. Klausner served as President, CEO, and a director of the nephrology drug development company Goldilocks Therapeutics, Inc. He served as CEO of Gem Pharmaceuticals, LLC (“Gem”) from September 2012 until Gem’s drug development assets were acquired by us in 2017. In addition to his role at Gem, Mr. Klausner served as CEO of the ophthalmology therapeutics company Jade Therapeutics Inc. from 2012 until 2015. Previously, Mr. Klausner spent a total of 18 years at the life science venture capital firms Domain Associates and Pappas Ventures (now Pappas Capital). Mr. Klausner currently serves on venture capital investment review boards for the New York University (“NYU”) Innovation Venture Fund and NYU Langone Health. He received his M.B.A. from the Stanford University Graduate School of Business and his B.A. in biology from Princeton University.

Mr. Klausner’s extensive leadership and management experience in the biopharmaceutical industry led to the conclusion that he should serve as a member of our Board.

Kim R. Tsuchimoto – Chief Financial Officer and Board Member

Ms. Tsuchimoto has been our Chief Financial Officer since June 2015 and has been a Board Member of ours since March 2023. Ms. Tsuchimoto spent over nine years at Raptor, a biopharmaceutical company, as its Chief Financial Officer from Raptor’s inception in May 2006 until September 2012, as Raptor’s Vice President of International Finance, Tax & Treasury from September 2012 to February 2015, and lastly as Raptor’s Vice President, Financial Planning & Analysis and Internal Controls from February to May 2015. Prior to Raptor, Ms. Tsuchimoto spent eight years at BioMarin, a biopharmaceutical company, and its predecessor, Glyko, Inc., where she held the positions of Vice President-Treasurer, Vice President-Controller and Controller. Ms. Tsuchimoto received a B.S. in Business Administration from San Francisco State University. She holds an inactive California Certified Public Accountant license. Ms. Tsuchimoto also currently serves on the board of Thiogenesis Therapeutics Corp., a Canadian public start-up biotech company.

Ms. Tsuchimoto’s over 25 years of experience in the biopharma industry including her strong financial management, corporate governance and financial strategy experience led to the conclusion that she should serve as a member of our Board.

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Board Committees

Audit Committee

Our Audit Committee consists of Mr. Anderson, Mr. Klausner and Mr. Brown, who are independent members as defined by Nasdaq rules applicable to audit committees and the SEC under Rule 10A-3 under the Exchange Act. Mr. Anderson serves as chair of the Audit Committee and is a financial expert as defined by Nasdaq and the SEC.

The functions of our Audit Committee include, among other duties and responsibilities:

•	to oversee the integrity of the Company’s financial statements;

•	to ensure the quality of the accounting and financial reporting processes of the Company;

•	to ensure the effectiveness of the Company’s internal controls over financial reporting;

•	to assist with the Company’s compliance with legal and regulatory requirements;

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to review and discuss with management and the independent registered public accounting firm the Company’s annual and quarterly SEC reports including the audit of the annual financial statements and the reviews of the quarterly financial statements and related disclosures;

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to be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm performing other audit, review, or attest services for the Company;

•	to review and discuss with the Company’s management the risk assessment and risk management policies of the Company;

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to oversee systems and procedures for the receipt, retention and resolution of complaints received by the Company regarding accounting, internal financial controls or auditing matters and for the confidential and anonymous submission by Company employees of concerns regarding potential fraud or questionable financial, accounting, internal financial controls or auditing matters;

•	to periodically review and update the financial-related sections of the Company’s Code of Business Conduct and Ethics (the “Code”);

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to review and approve or disapprove any transaction required to be disclosed according to SEC regulations between the Company and any related party and to oversee the Company’s policies and procedures for judgments as to related party transactions; and

•	to prepare the Audit Committee’s report required by SEC rules.

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The Audit Committee is governed by a written charter. The Audit Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The Audit Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also annually reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends and submits a reviewed charter including any proposed changes to the Board for annual approval of a new charter.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating (“CG&N”) Committee consists of Mr. Klausner, Mr. Brown and Mr. Anderson who are independent members. Mr. Klausner serves as the chair of the CG&N Committee.

The functions of our CG&N Committee include, among other duties and responsibilities:

•	to oversee the composition of the Board to ensure that qualified individuals, meeting the criteria of applicable rules and regulations, serve as members of the Board and its committees;

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to identify, review and evaluate individuals qualified to serve on the Board consistent with criteria approved by the Board as vacancies arise, and seeking out, to the extent reasonably possible, nominees to enhance diversity of, experience and perspectives (such as age, race, gender, geography, areas of expertise, etc.) as well as independence of the Board;

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to consider recommendations for Board nominees and proposals appropriately submitted by our stockholders pursuant to the procedures described in our Bylaws and/or proxy statement and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, and to recommend to the Board appropriate action on any such proposal or recommendation;

•

to consider and assess the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by the listing standards of Nasdaq;

•	to recommend to our Board the persons to be nominated for election as directors and to each of the Board's committees;

•	to oversee an annual evaluation of the Board;

•	to review and make recommendations to the Board with respect to management succession planning;

•	to oversee and evaluate compliance by the Board and management of the Company with the Company’s Code of Business Conduct and Ethics and the Corporate Compliance Program;

•	to develop and recommend to the Board corporate governance principles and guidelines; and

•	to oversee the evaluation and potential procurement of D&O insurance and other indemnification coverage for directors and officers.

Given the significant voting control exercised by certain of our existing stockholders, the CG&N Committee has not adopted a formal policy with respect to the consideration of nominees recommended by our stockholders, has not adopted any specific minimum qualifications for director nominees and has not adopted any formal processes for identifying and evaluating nominees. Pursuant to its charter, the CG&N Committee will consider all aspects of each candidate's qualifications and skills with the goal of having, to the extent reasonably possible, a Board with a diversity of experience and perspectives (such as age, race, gender, geography, areas of expertise, etc.). As vacancies arise, the CG&N Committee will seek to identify, review and evaluate individuals qualified to serve on the Board consistent with the above criteria along with criteria approved by the Board and to seek out nominees to enhance the relevant experience, expertise, diversity and needed qualifications of the Board. Stockholders desiring to recommend director nominees for consideration may send communications to the CG&N Committee to the care of our Corporate Secretary at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

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The CG&N Committee is governed by a written charter. The CG&N Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The CG&N Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the CG&N Committee conducts a self-evaluation at least annually. The CG&N Committee also annually reviews and assesses the adequacy of its charter, including the CG&N Committee’s role and responsibilities, and recommends and submits a reviewed charter including any proposed changes to the Board for annual approval of a new charter.

Compensation Committee

Our Compensation Committee consists of Mr. Anderson, Mr. Brown and Mr. Klausner who are independent members defined by Nasdaq rules applicable to compensation committee members. Mr. Anderson serves as the chair of the Compensation Committee.

During the year ended December 31, 2022, the Compensation Committee did not engage an independent third-party compensation expert; however, the Compensation Committee subscribed to a well-known, reputable compensation survey consisting of 1,000 biotechnology, medical device and pharmaceutical companies, as one of the tools for benchmarking compensation of our senior management. The Compensation Committee also developed and maintained selection criteria and a selected group of 20 to 30 peer Companies that were deemed to represent valid compensation data gathered from proxy statements as to salary, equity, board and committee fees and other compensation information for use in determining recommendations for annual compensation actions.

The functions of our Compensation Committee include, among other duties and responsibilities:

•	to annually review and approve corporate goals and objectives of our non-equity incentive plan relevant to our CEO's and executive officers’ annual compensation;

•	to recommend our CEO's compensation including annual salary, non-equity incentive plan bonuses and long-term equity compensation for Board (excluding our CEO) review and approval;

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to review and approve, or make recommendations to our Board with respect to, the compensation of our other executive officers including annual salary, non-equity incentive plan bonuses and long-term equity compensation;

•	to oversee an evaluation of our senior executive officers;

•	to review and make recommendations to our Board with respect to non-employee director compensation including Board and committee fees and equity compensation; and

•	to prepare the annual Compensation Committee report to the extent required by SEC rules, when such requirement becomes applicable to us.

The Compensation Committee is governed by a written charter. The Compensation Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The Compensation Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the Compensation Committee conducts a self-evaluation of its methods and performance at least annually. The Compensation Committee also annually reviews and assesses the effectiveness of its charter, including the Compensation Committee’s role and responsibilities, and recommends and submits a reviewed charter including any proposed changes to the Board for annual approval of a new charter.

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Plan Administrator Committee

Our Plan Administrator Committee consists of Dr. Starr, Mr. Brown and Mr. Anderson who are independent members. The Plan Administrator Committee does not have a charter, but the functions of the Plan Administrator Committee include, among other duties and responsibilities:

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to appoint individuals responsible for the day-to-day administration of the Plan including the issuance and routing of stock option grant and other stock-based award agreements based upon Plan Administrator Committee- or Board-approved grants and related recordkeeping and accounting functions;

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pursuant to the Plan, to grant “performance based” and “time based” stock-based awards to our employees and consultants, with the exception of our officers, senior executives and non-employee directors (which are exclusively determined by the Compensation Committee of our Board and approved by the Board);

•	to determine the number of shares of common stock and the type of awards granted under the Plan to awardees other than our officers, senior executives and non- employee directors; and

•	to determine restrictions and terms of awards including modifications or amendments to awards to awardees, other than our officers, senior executives and non-employee directors, under the Plan.

Board and Committee Meetings; Annual Meeting Attendance

In the year ended December 31, 2022, there were five meetings of the Board of Directors and six unanimous written actions by Directors. There were five Audit Committee meetings, one Compensation Committee meeting and one joint meeting of the Compensation Committee and the Board of Directors to address and approve compensation actions, one CG&N Committee meeting and seven unanimous written actions by the Plan Administrator Committee in 2022. All Board Members attended at least 75% of the total meetings of the Board and of the committees on which they served in 2022. The Company does not currently have a policy with regard to Board Members’ attendance at annual meetings of stockholders. All five of our Board Members at that time attended last year’s annual meeting of stockholders.

Independence of the Board of Directors

We believe it is important to have independent directors on our Board who can make decisions without being influenced by personal interests. Consistent with these considerations, after review of all relevant identified transactions or relationships between each Director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that the following directors are independent Directors within the meaning of the applicable Nasdaq listing standards: Dr. Starr, Mr. Brown, Mr. Anderson and Mr. Klausner. In making this determination, our Board found that none of the Directors had a material or other disqualifying relationship with us. Dr. Robinson, our President and Chief Executive Officer, and Ms. Tsuchimoto, our Chief Financial Officer, Secretary and Treasurer, are not independent Directors by virtue of their employment relationship with us.

There are no family relationships among any of our Directors or executive officers.

8

Board Diversity Matrix

The following chart summarizes certain self-identified personal characteristics of our Directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions.

Board Diversity Matrix (As of April 28, 2023)
Board Size:
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	1	4	0	1
Number of Directors who identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian (other than South Asian)	1	0	0	0
South Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Vote Required

Directors are elected by a plurality of the votes cast, with the six nominees obtaining the greatest number of affirmative votes being elected as Directors, even if less than a majority. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

9

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BPM LLP as our independent registered public accounting firm for the year ending December 31, 2023, and has further directed that we submit the selection of BPM LLP for ratification by our stockholders at the Annual Meeting.

We are not required to submit the selection of our independent registered public accounting firm for stockholder approval but are submitting our selection of BPM LLP for stockholder ratification as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of BPM LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

Representatives of BPM LLP are expected to be present by video at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

All audit, audit-related, tax and other services rendered by BPM LLP have been and will be reviewed, pre-approved and performance monitored by the Audit Committee. Audit and permissible non-audit services may be pre-approved by the Audit Committee delegate represented by Mr. Anderson, its chair, or Mr. Klausner, an Audit Committee member, if Mr. Anderson is not available. Pre-approval decisions are reported by the chair/delegate to the Audit Committee promptly but not later than the next scheduled Audit Committee meeting.

In its review of BPM LLP's services, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the independence of BPM LLP. The Audit Committee has determined that the services performed by BPM LLP for the year ended December 31, 2022, were compatible with maintaining the independence of BPM LLP. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: "Board Committees" and "Report of the Audit Committee."

BPM LLP has audited our financial statements since 2015.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees recorded by us on a generally accepted accounting principles basis for the audit and other services rendered by BPM LLP, our independent registered public accounting firm, for the years ended December 31, 2022, and 2021.

	For the Year Ended December 31,
Description of Services Provided by BPM LLP	2022	2021
Audit Fees: These services relate to review or audit of our financial statements*.	$279,000	$242,664
Audit-Related Fees: These services relate to assurance and services reasonably related to or derivative from the performance of the audit or review of our financial statements.	32,477	-
Tax Compliance Fees: These services relate to the preparation of our Federal, state and foreign tax returns and other filings.	-	-
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing our Federal, state, local and foreign taxes.	-	-
All Other Fees	-	-

*Includes audit fees related to the audit of the prior year-end financial statements and the current year's quarterly reviews.

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Because abstentions are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

10

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: (1) the integrity of the Company’s financial statements; (2) the quality of the accounting and financial reporting processes of the Company; (3) the effectiveness of the Company’s internal control over financial reporting; (4) the Company’s compliance with legal and regulatory requirements; and (5) the qualifications, independence, compensation and performance of the Company’s independent registered public accounting firm BPM LLP.

In fulfilling its responsibilities for the 2022 financial statements, the Audit Committee took the following actions:

•	analyzed, reviewed and discussed the audited and the reviewed financial statements with our management and BPM LLP;

•

reviewed and discussed with BPM LLP various communications that they provided to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received from and discussed with BPM LLP their written disclosures and letter required by PCAOB standards regarding their independence and further discussed directly with BPM LLP their independence from the Company.

Based on the review and discussions referred to in the foregoing paragraphs and other additional procedures, the Audit Committee recommended to the Board that the 2022 audited financial statements, including the footnotes thereto and Management’s Discussion and Analysis and other sections which have financial content, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Audit Committee

/s/ Raymond W. Anderson, Chair

/s/ Michael J. Brown

/s/ Arthur J. Klausner

11

BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight

We have structured our Board in a way that we believe effectively serves our objectives of corporate governance and management oversight. We separate the roles of Chief Executive Officer and Executive Chairman of the Board in recognition of the differences between the two roles. We believe that the Chief Executive Officer should be responsible for Monopar’s day-to-day leadership and performance, while our Executive Chairman of the Board should work with our Chief Executive Officer and the rest of our Board to help set our strategic direction and provide guidance to, and oversight of our Chief Executive Officer. Our Executive Chairman sets the agenda for Board meetings and presides over them.

Pursuant to our Audit Committee Charter, our Audit Committee is responsible for the oversight of our risk management programs, and specifically:

•

Risk assessment and risk management. The Audit Committee shall review (at least annually or as needed due to specific circumstances) with the Company’s management and the independent registered public accounting firm the Company’s policies, procedures and current status with respect to risk assessment and risk management including steps taken by management to monitor, mitigate and manage risk exposures; and

•

The Audit Committee review shall also include the Company’s major financial risk exposures and other major risk exposures as assigned by the Board to the Audit Committee for oversight. The Audit Committee shall review with the Company’s senior management our overall anti-fraud programs and controls. The Audit Committee shall consider the risk of the Company’s management’s ability to override the Company’s internal controls.

Director Compensation for the Year Ended December 31, 2022

The following table sets forth the compensation of our non-employee directors during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Christopher M. Starr, Ph.D.	80,000	32,021	30,546	120,000	262,567
Michael J. Brown	62,000	32,021	30,546	-	124,567
Raymond W. Anderson	72,500	32,021	30,546	-	135,067
Arthur J. Klausner	64,500	32,021	30,546	-	127,067

(1) The amounts in this column represent the aggregate grant date fair value of stock-based awards granted during the year ended December 31, 2022, to the non-employee directors, computed in accordance with FASB ASC Topic 718. The fair value of restricted stock units is based upon the closing price on the date of grant. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K filed on March 23, 2023.

(2) The amounts in this column represent the aggregate grant date fair value of stock-based awards granted during the year ended December 31, 2022, to the non-employee directors, computed in accordance with FASB ASC Topic 718. The fair value of stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K filed on March 23, 2023.

(3) Commencing on January 1, 2022, Dr. Starr executed a consulting agreement to provide to us advisory services in the areas of clinical development, regulatory strategy and manufacturing based upon his expertise in those areas at $10,000 per month. The agreement renews annually unless terminated by either party.

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As of December 31, 2022, our non-employee directors held the following number of stock options, all of which were fully vested:

Name	Aggregate Number of Shares Subject to Stock Awards	Aggregate Number of Shares Subject to Stock Options
Christopher M. Starr, Ph.D.	-	219,317
Michael J. Brown	-	72,341
Raymond W. Anderson	-	72,341
Arthur J. Klausner	-	72,341

There were no unvested restricted stock units as of December 31, 2022.

The table below reflects the non-equity fee schedule for non-employee directors for 2022. Long-term equity compensation is determined annually utilizing the Black-Scholes valuation model along with review of peer group companies.

Position	Annual Fees* ($)
Board Member
Independent Board Member Base Fee	40,000
Additional Fee for Executive Chairman of the Board	40,000

Committees
Committee fees are in addition to the base Board Member fee.

Audit Committee
Audit Committee Chair	15,000
Audit Committee Member	10,000

Compensation Committee
Compensation Committee Chair	12,500
Compensation Committee Member	7,000

Corporate Governance and Nomination Committee (CG&N)
CG&N Committee Chair	7,500
CG&N Committee Member	5,000

*Paid quarterly in arrears.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It also applies to all of our employees and our non-employee directors. Our Code of Business Conduct and Ethics is available on our website at www.monopartx.com and will be provided to any person without charge upon request. Information on our website is NOT incorporated by reference in this Proxy Statement.

13

EXECUTIVE OFFICERS

Our current executive officers, their respective ages as of the date of this Proxy Statement and positions are set forth in the following table. Biographical information regarding each executive officer (other than Dr. Robinson and Ms. Tsuchimoto) is set forth following the table. Biographical information for Dr. Robinson and Ms. Tsuchimoto is set forth above under Proposal No. 1 (Election of Directors).

Name	Age	Positions
Chandler D. Robinson, MD MBA MSc	39	Chief Executive Officer, Director
Kim R. Tsuchimoto	60	Chief Financial Officer, Secretary, Treasurer, Director
Andrew J. Cittadine	51	Chief Operating Officer
Patrice Rioux, MD, Ph.D.	72	Acting Chief Medical Officer

Andrew J. Cittadine – Chief Operating Officer

Mr. Cittadine has been our Chief Operating Officer since June 2021. Mr. Cittadine is an experienced healthcare executive and serial entrepreneur with a successful track record of identifying, founding, and building healthcare businesses from concept to commercialization to acquisition by Fortune Global 1000 firms. From 2020 to 2021, Mr. Cittadine was the principal of Alatri Group, a consulting company, advising Monopar along with other life sciences companies. From 2011 to 2020, Mr. Cittadine was the Chief Executive Officer of Diagnostic Photonics, Inc., a VC-backed developer and manufacturer of advanced imaging systems for oncology surgery and diagnostics. Prior to that he was the co-founder and Chief Executive Officer of American BioOptics, a developer of advanced oncology diagnostic test and screening systems for GI cancers, which was acquired by Olympus Medical. Prior to that, Mr. Cittadine was interim Chief Executive Officer of Sonarmed Inc., an angel and venture-backed critical care company developing neonatal respiratory monitoring systems which was acquired by Medtronic and was a co-founder and Vice President of Marketing at Sensant Corp., a Silicon Valley, angel-backed oncology imaging startup developing 3D ultrasound imaging systems, which was acquired by Siemens Medical. Mr. Cittadine received his BA, BS, and MS from Stanford and an MBA from Northwestern’s Kellogg School of Management.

Patrice Rioux, MD, Ph.D. – Acting Chief Medical Officer

Dr. Rioux has been our Acting Chief Medical Officer since December 2016. He is the co-founder, Director and Chief Executive Officer of Thiogenesis Therapeutics Corp. Dr. Rioux has been performing development, medical/regulatory, and clinical consulting services through his consulting company, pRx Consulting, LLC from June 2004 to the present. Dr. Rioux received his medical education at Faculté de Médecine Pitié-Salpetriere, Université Paris VI, Paris, France, his Ph.D. in Mathematical Statistics at Faculté des Sciences, Université Paris VII, France and his Degree of Pharmacology (pharmacokinetics and clinical pharmacology) at Faculté de Médecine Pitié-Salpetriere.

14

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the years ended December 31, 2022, and 2021, the compensation of the Company’s Chief Executive Officer and the Company's two highest compensated executive officers whose compensation exceeded $100,000 during our last fiscal year.

Name and Positions	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan ($) (3)	All Other Compensation (4)	Total ($)

Chandler D. Robinson, MD	2022	550,000	-	446,662	446,662	158,125	-	1,601,448
Chief Executive Officer and Director	2021	524,600	-	429,439	339,549	135,000	-	1,428,588

Kim R. Tsuchimoto	2022	285,000	-	172,290	172,289	65,550	-	695,128
Chief Financial Officer, Secretary, Treasurer and Director	2021	272,100	-	133,040	133,040	55,700	-	593,880

Andrew Cittadine	2022	325,000	-	182,000	179,920	65,406	-	752,326
Chief Operating Officer	2021	162,261	-	-	415,427	27,500	-	605,188

(1) The amounts in these columns represent the aggregate grant date fair value of restricted stock units and stock options awarded, respectively, during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of restricted stock units reflected in the Stock Awards column is based upon the closing price on the date of grant. The fair value of stock options in the Option Awards column is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K filed on March 23, 2023.

(2) In 2022, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted stock options to purchase up to 211,018, 81,395 and 85,000 shares of our common stock, respectively, at an exercise price of $2.80 per share, as discussed below in the section “Outstanding Equity Awards at Fiscal Year End”. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s, Ms. Tsuchimoto’s and Mr. Cittadine’s stock options was $446,662, $172,289 and $179,920, respectively. The stock options vested 6/48ths on June 30, 2022, and 1/48th per month thereafter.

In 2022, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted 159,522, 61,532 and 65,000 restricted stock units which vested 6/48ths on June 30, 2022, and 3/48ths per quarter thereafter. Based upon the closing price on the date of grant, the value of Dr. Robinson’s, Ms. Tsuchimoto’s and Mr. Cittadine’s restricted stock units was $446,662, $172,290, and $182,000, respectively.

(3) In 2021, Dr. Robinson and Ms. Tsuchimoto were granted stock options to purchase up to 70,000 and 27,427 shares of our common stock, respectively, at an exercise price of $6.81 per share, as discussed below in the section “Outstanding Equity Awards at Fiscal Year End”. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s and Ms. Tsuchimoto’s stock options was $339,549 and $133,040, respectively. The stock options vested 6/48ths on June 30, 2021, and 1/48th per month thereafter.

In 2021, Dr. Robinson and Ms. Tsuchimoto were granted 63,060 and 19,536 restricted stock units which vested 6/48ths on June 30, 2021, and 3/48ths per quarter thereafter. Based upon the closing price on the date of grant, the value of Dr. Robinson’s and Ms. Tsuchimoto’s restricted stock units was $429,439 and $133,040, respectively.

On June 1, and June 30, 2021, Mr. Cittadine was granted new hire stock options to purchase up to 70,000 and 30,000 shares of our common stock, respectively, at an exercise price of $5.76 and $5.89, respectively, as discussed below in the section “Outstanding Equity Awards at Fiscal Year End”. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Mr. Cittadine’s stock options was $415,427. The stock options vested 6/48ths on November 30, 2021, and 1/48th per month thereafter.

(4) In 2022 and 2021, Non-equity Incentive Plan represents partial fulfillment of pre-set 2022 and 2021 corporate goals, respectively.

15

In determining our CEO’s, other executive officers’ and non-employee directors’ compensation, the Compensation Committee reviewed the Company’s 2022 peer group (as developed and recommended by the Chair of the Compensation Committee and accepted by the Compensation Committee) used for the base salary analysis and equity compensation. Non-equity bonuses for our CEO and other executive officers were determined based upon the partial achievement of pre-set 2022 goals. In determining long-term equity compensation for our CEO, other executive officers and non-employee directors, the Compensation Committee determined the Company’s 2022 peer group’s median value of the Black-Scholes fair value of the combined restricted stock units and stock option awards as reported in the peer companies’ proxy statements for positions of interest. The Company then issued equity awards as recommended by the Compensation Committee and approved by our Board. The Compensation Committee develops and recommends compensation only for our CEO, other executive officers and non-employee directors for review and approval by our Board. The CEO is recused from discussion and determination of his compensation, but is involved in determining the compensation of other executive officers and non-employee directors. The CFO is recused from discussion and determination of her compensation in the Board review and approval of the Compensation Committee’s recommendations.

Employment Agreements

In December 2016, we entered into an employment agreement with Dr. Robinson for his role as our chief executive officer. Although we have been paying Dr. Robinson as our employee since January 1, 2016, we did not enter into a formal employment agreement until December 2016. Dr. Robinson’s employment agreement is for an indefinite term (for at-will employment). The agreement was amended and restated on November 1, 2017.

Under his 2017 employment agreement, Dr. Robinson received a $375,000 per year base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Dr. Robinson is eligible for an annual non-equity incentive plan performance bonus, of up to 50% of his base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. Until we obtained retirement and healthcare benefits for our eligible employees and Dr. Robinson elected to  opt-in to such benefits, Dr. Robinson was entitled to an additional salary of at least $4,583.33 per month (or such greater amount as determined by our Board) in lieu of such benefits. Effective January 1, 2019, the Board approved a cost of living increase resulting in a new base salary for Dr. Robinson of $386,250 plus the continuation of payments in lieu of benefits. In March 2019, the Board awarded to Dr. Robinson a bonus of $7,500 related to 2018 performance. In January 2020, the Board approved a performance bonus to Dr. Robinson which included $37,506 for the partial achievement of preset 2019 goals plus $62,494 in recognition for the achievement of an initial public offering of Monopar’s stock on Nasdaq. Effective January 1, 2020, the Board approved a new base salary for Dr. Robinson of $504,488 with taxable benefits of zero. Effective November 1, 2020, we began to offer health insurance in which Monopar covers 80% of the premium for all employees. In February 2021, the Board awarded to Dr. Robinson a bonus of $98,400 related to the partial achievement of pre-set 2020 non- equity incentive plan goals and approved a new base salary for Dr. Robinson of $524,600. In February 2022, the Board awarded to Dr. Robinson a bonus of $135,000 related to the partial achievement of pre-set 2021 non-equity incentive plan goals and approved a new base salary for Dr. Robinson of $550,000. In February 2023, the Board awarded to Dr. Robinson a bonus of $158,125 related to the partial achievement of pre-set 2022 non-equity incentive plan goals.

On November 1, 2017, we entered into an employment agreement with Ms. Tsuchimoto for her role as our Chief Financial Officer. Ms. Tsuchimoto’s employment agreement is for an indefinite term (for at-will employment). The agreement was amended on March 1, 2018. Under her employment agreement, Ms. Tsuchimoto received a $137,500 per year base salary to reflect 50% time, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. Ms. Tsuchimoto was entitled to an additional salary of up to $1,800 per month in lieu of medical, dental and vision benefits until such time the Company has such benefit plans in place. In addition, Ms. Tsuchimoto is eligible for an annual non-equity incentive plan performance bonus, of up to 40% of her base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. Effective January 1, 2019, the Board approved a cost of living increase resulting in a new base salary for Ms. Tsuchimoto of $141,625. In March 2019, the Board awarded to Ms. Tsuchimoto a bonus of $2,200 related to 2018 performance. In January 2020, the Board approved a performance bonus to Ms. Tsuchimoto which included $11,099 for the partial achievement of preset 2019 goals plus $8,901 in recognition for the achievement of an initial public offering of Monopar’s stock on Nasdaq. In January 2020, Ms. Tsuchimoto received an additional bonus of $14,980 in recognition of additional hours worked commencing in mid-2019 for the remainder of 2019. Effective January 1, 2020, the Board approved a new base salary for Ms. Tsuchimoto of $218,004 with taxable benefits of zero. In February 2021, the Board awarded to Ms. Tsuchimoto a bonus of $40,300 related to the partial achievement of pre-set 2020 non-equity incentive plan goals and approved a new base salary for Ms. Tsuchimoto of $272,100. In February 2022, the Board awarded to Ms. Tsuchimoto a bonus of $55,700 related to the partial achievement of pre-set 2021 non-equity incentive plan goals and approved a new base salary for Ms. Tsuchimoto of $285,000. In February 2023, the Board awarded to Ms. Tsuchimoto a bonus of $65,550 related to the partial achievement of pre-set 2022 non-equity incentive plan goals.

16

On June 1, 2021, we entered into an employment agreement with Mr. Cittadine for his role as our Chief Operating Officer. Mr. Cittadine’s employment agreement is for an indefinite term (for at-will employment). Under his employment agreement, Mr. Cittadine received a $275,000 per year base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Mr. Cittadine is eligible for an annual non-equity incentive plan performance bonus, of up to 35% of his base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. In February 2022, the Board awarded to Mr. Cittadine a bonus of $27,500 related to the partial achievement of pre-set 2021 non-equity incentive plan goals prorated for his seven months of employment and approved a new base salary for Mr. Cittadine of $325,000. In February 2023, the Board awarded to Mr. Cittadine a bonus of $65,406 related to the partial achievement of pre-set 2022 non-equity incentive plan goals.

Outstanding Equity Awards at December 31, 2022

The following table sets forth outstanding stock option awards held by named executive officers as of December 31, 2022.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Chandler D. Robinson, M.D., Chief Executive Officer and Director	52,755	(1)	158,263	(1)	$2.80	February 2, 2032
	35,000	(2)	35,000	(2)	$6.81	January 26, 2031
	62,267	(3)	7,733	(3)	$14.35	February 11, 2030
	145,500	(4)	-	(4)	$6.00	August 27, 2028
	84,000	(5)	-	(5)	$0.001	February 19, 2027
	84,000	(6)	-	(6)	$0.001	April 3, 2026
							164,618	390,145

Kim R. Tsuchimoto, Chief Financial Officer, Secretary, Treasurer and Director	20,349	(1)	61,046	(1)	$2.80	February 2, 2032
	13,714	(2)	13,713	(2)	$6.81	January 26, 2031
	15,341	(3)	5,114	(3)	$14.35	February 11, 2030
	41,100	(4)	-	(4)	$6.00	August 27, 2028
	23,520	(5)	-	(5)	$0.001	February 19, 2027
	21,000	(6)	-	(6)	$0.001	April 3, 2026
							58,378	138,356

Andrew J. Cittadine, Chief Operating Officer	21,250	(1)	63,750	(1)	$2.80	February 2, 2032
	11,250	(8)	18,750	(8)	$5.89	June 30, 2031
	27,708	(9)	42,292	(9)	$5.76	June 1, 2031
							48,750	115,538

17

(1)

Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted stock option awards on February 2, 2022, which commenced vesting on January 1, 2022, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2022) and vested 1/48th per month thereafter.

(2)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on January 26, 2021, which commenced vesting on January 1, 2021, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2021) and vested 1/48th per month thereafter.

(3)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on February 11, 2020, which commenced vesting on January 1, 2020, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2020) and vested 1/48th per month thereafter.

(4)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on August 28, 2018, which commenced vesting on October 1, 2018, and vested 6/51 on the six-month anniversary of vesting commencement date (March 31, 2019) and vested 1/51 per month thereafter.

(5)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on February 20, 2017, which vested 6/48ths on the six-month anniversary of grant date (August 20, 2017) and 1/48th per month thereafter.

(6)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on April 4, 2016, which vested 50% on the grant date (April 4, 2016), 25% on the six-month anniversary of the grant date (October 4, 2016) and 25% on the one-year anniversary of the grant date (April 3, 2017).

(7)	The value of RSUs shown in the table that have not yet vested was calculated using $2.37, the closing price of our common stock on December 31, 2022.

In 2022, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted 159,522, 61,532 and 65,000 restricted stock units which vested 6/48ths on June 30, 2022, and 3/48ths per quarter thereafter.

In 2021, Dr. Robinson and Ms. Tsuchimoto were granted 63,060 and 19,536 restricted stock units which vested 6/48ths on June 30, 2021, and 3/48ths per quarter thereafter.

In 2020, Dr. Robinson and Ms. Tsuchimoto were granted 26,895 and 4,923 restricted stock units which vest 25% on January 1, 2021, January 1, 2022, January 1, 2023 and January 1, 2024.

(8)	Mr. Cittadine was granted stock option awards on June 1, 2021, which vested 6/48ths on the six-month anniversary of grant date (November 30, 2021) and 1/48th per month thereafter.

(9)	Mr. Cittadine was granted stock option awards on June 30, 2021, which vested 6/48ths on the six-month anniversary of employment commencement (November 30, 2021) and 1/48th per month thereafter.

Potential Payments upon Termination or Change in Control

Each of Dr. Robinson’s Ms. Tsuchimoto’s and Mr. Cittadine’s employment agreements provides that upon execution and effectiveness of a release of claims, Dr. Robinson Ms. Tsuchimoto and Mr. Cittadine will be entitled to severance payments if their employment with us terminates under certain circumstances. If we terminate their employment without “cause,” or if Dr. Robinson or Ms. Tsuchimoto resigns for “good reason,” in each case absent a “change in control,” Dr. Robinson would receive, (1) base salary continuation for 12 months, (2) to provide that any vested equity awards will continue to be exercisable for 12 months, and (3) payment of or reimbursement for COBRA continuation coverage until the earlier of 12 months following termination or the date the executive becomes eligible for coverage under an employer’s plan. Ms. Tsuchimoto would receive, (1) base salary continuation for 3 months, (2) to provide that any vested equity awards will continue to be exercisable for 12 months, and (3) if Ms. Tsuchimoto is full-time, payment of or reimbursement for COBRA continuation coverage until the earlier of 12 months following termination or the date the executive become eligible for coverage under an employer’s plan. Mr. Cittadine would receive, (1) base salary continuation for 3 months, (2) to provide that any vested equity awards will continue to be exercisable for 6 months, and (3) payment of or reimbursement for COBRA continuation coverage until the earlier of 6 months following termination or the date the executive become eligible for coverage under an employer’s plan.

If Dr. Robinson’s employment is terminated without cause or for good reason within 12 months following a change in control, he would be entitled to (1) a lump sum payment in an amount equal to 1.5 times his respective base salary plus target annual bonus for the year in which the termination occurs, (2) payment of or reimbursement for COBRA continuation coverage until the earlier of 18 months following termination or the date the executive becomes eligible for coverage under an employer’s plan and (3) full vesting acceleration of all outstanding equity awards. If Dr. Robinson’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and COBRA payment or reimbursement for a period of three months.

If Ms. Tsuchimoto’s employment is terminated without cause or for good reason within 12 months following a change in control, she would be entitled to (1) a lump sum payment in an amount equal to .25 times her base salary plus target annual bonus for the year in which the termination occurs, (2) if Ms. Tsuchimoto is full-time, payment of or reimbursement for COBRA continuation coverage until the earlier of 3 months following termination or the date the executive becomes eligible for coverage under an employer’s plan and (3) full vesting acceleration of all outstanding equity awards. If Ms. Tsuchimoto’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and COBRA payment or reimbursement for a period of three months.

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If Mr. Cittadine’s employment is terminated without cause or for good reason within 12 months following a change in control, he would be entitled to (1) a lump sum payment in an amount equal to .75 times his base salary plus target annual bonus for the year in which the termination occurs, (2) payment of or reimbursement for COBRA continuation coverage until the earlier of 6 months following termination or the date the executive becomes eligible for coverage under an employer’s plan and (3) full vesting acceleration of all outstanding equity awards. If Mr. Cittadine’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and COBRA payment or reimbursement for a period of three months.

Upon any termination of employment, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine are entitled to receive any accrued but unpaid base salary and any earned but unpaid annual bonus.

The employment agreements with Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine provide that, in the event that any payments the executives received in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in no such tax owed, but only if it is determined that such reduction would cause the executive to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pension Benefits

We do not have a defined benefit pension plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2022.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan.

The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which is $20,500 for 2022. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2022 may be up to an additional $6,500 above the statutory limit. Employees become eligible to participate in the 401(k) plan after four months of active employment with the Company.

Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The 401(k) plan also permits us to make discretionary profit-sharing contributions and discretionary matching contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary profit sharing or discretionary matching contributions to the plan on behalf of participating employees.

Nonqualified Deferred Compensation

During the year ended December 31, 2022, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Hedging Policy

Our Insider Trading Policy prohibits short sales of our stock and short-swing transactions by our officers and non-employee directors. We have not adopted any other practices or policies regarding the ability of our employees (including officers) or non-employee directors to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities that are held by them.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022, with respect to shares of our common stock that may be issued under existing equity compensation plans.

All of our equity compensation plans have been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	1,915,600	$4.28	2,790,434

(1) The Monopar Therapeutics Inc. 2016 Stock Incentive Plan.

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CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Relationships and Related-Person Transactions

Since January 2022, we have not engaged reportable transactions with our co-founders, non-employee directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our non-employee directors, executive officers and holders of more than 5% of our voting securities, and our co-founders.

Registration Rights

We are subject to an agreement with TacticGem, LLC (“TacticGem”), our largest stockholder, which obligates us to file a Form S-3 or other appropriate form of registration statement covering the resale of any of our common stock by TacticGem, or its members Gem Pharmaceuticals, LLC, or Tactic Pharma, LLC, upon direction by TacticGem. We are required to use our best efforts to have such registration statement declared effective as soon as practical after it is filed. In the event that such registration statement for resale is not approved by the SEC, and TacticGem submits a written request, we are required to prepare and file a registration statement on Form S-1 registering such common stock for resale and to use our best efforts to have such registration statement declared effective as soon as practical thereafter. Additionally, if we propose to register our common stock for sale for cash, TacticGem and its members have the right to include some of their shares in such registration. After registration, pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act other than pursuant to restrictions on affiliates under Rule 144.

Procedures for Related-Person Transactions

A “related person” includes any non-employee director, nominee for director or executive officer of the Company; a beneficial owner of more than five percent of any class of our voting securities; and a person who is an immediate family member of any such non-employee director, nominee for director, executive officer or more-than-five percent beneficial owner (the term “immediate family member” shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any such non-employee director, nominee for director, executive officer or more-than-five percent beneficial owner).

Our Board has adopted our Audit Committee Charter which delegates the review and approval of related-person transactions to the Audit Committee. The Audit Committee reviews and approves or disapproves any transaction required to be disclosed according to SEC Regulation S-K, Item 404 between the Company and any related party on an on-going basis and oversees policies and procedures for the Audit Committee’s judgments as to related party transactions as required by Nasdaq. Our Audit Committee will discuss with our management the business rationale for the transactions and whether appropriate disclosures have been made.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the related notes present information on the beneficial ownership of shares of our common stock, our only outstanding class of stock, as of April 14, 2023, by:

•	each of our non-employee directors;

•	each of our named executive officers;

•	all of our current non-employee directors and executive officers as a group; and

•	each person known by us to beneficially own more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of April 14, 2023, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Beneficial ownership percentage is based upon 13,222,056 shares of our common stock outstanding as of April 14, 2023.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Name and Address of Beneficial Owner	Common Stock	Percent of
*Unless otherwise noted, addresses are: 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	Beneficially Owned	Class Held

TacticGem, LLC (1)	7,166,667	54.2%
Tactic Pharma LLC (1)	4,277,940	32.4%
Gem Pharmaceutical LLC (1) 941 Lake Forest Cir., Birmingham, AL 35244	3,055,394	23.1%
Diane Hendricks (1)	3,524,144	26.7%
Chandler D. Robinson, Chief Executive Officer and Director (2)	586,883	4.3%
Christopher M. Starr, Executive Chairman (3)	290,463	2.2%
Michael J. Brown, Director (4)	304,087	2.3%
Raymond W. Anderson, Director(5)	95,087	*
Arthur Klausner, Director (6)	99,087	*
Kim R. Tsuchimoto, Chief Financial Officer and Director (7)	170,221	1.3%
Named executive officers and directors as a group (8) persons (8)	6,022,971	41.6%

(1)

Tactic Pharma shares voting and investment power over 4,111,273 shares of our common stock owned by TacticGem, and Gem shares voting and investment power over 3,055,394 shares of our common stock owned by TacticGem, because pursuant to the TacticGem limited liability company agreement all votes of our common stock are passed through to Tactic Pharma and Gem in proportion to their percentage interests in TacticGem. After an initial holding period, which ended after we were subject to the reporting requirements of the Exchange Act and filed all required reports for a period of at least 12 months, either member of TacticGem can cause up to its proportionate shares of our common stock to be distributed to it. Tactic Pharma holds 166,667 shares of stock in its own name. Dr. Robinson is a manager of Tactic Pharma; because of this, he may be deemed to control voting and dispositive power over 4,111,273 shares of our common stock owned by TacticGem, and over our common stock owned by Tactic Pharma. Gem is controlled by Pharma Investments, LLC, which is in turn controlled by Diane M. Hendricks. DMH Business LLC, controlled by Ms. Hendricks, purchased 468,750 shares in our initial public offering. The amount controlled by Ms. Hendricks includes Gem’s ownership and DMH Business LLC’s ownership.

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(2)	Includes 500,528 common stock options that are vested or vest within 60 days after April 14, 2023.

(3)	Includes 222,800 common stock options that are vested or vest within 60 days after April 14, 2023.

(4)	Includes 75,824 common stock options that are vested or vest within 60 days after April 14, 2023.

(5)	Includes 75,824 common stock options that are vested or vest within 60 days after April 14, 2023.

(6)	Includes 75,824 common stock options that are vested or vest within 60 days after April 14, 2023.

(7)	Includes 148,489 common stock options that are vested or vest within 60 days after April 14, 2023.

(8)

Includes voting power over 4,277,940 shares held by Tactic Pharma which certain of our Board Members and executive officers own and control. Although no single person has a controlling interest in Tactic Pharma, acting together, they are able to control Tactic Pharma.

* Less than 1%

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at our Annual Meeting. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate Secretary in the form prescribed by our Amended and Restated Bylaws, as described below.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Security holders may send communications to the Board of Directors to Chandler D. Robinson, CEO, Co-Founder and Director, 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement for the 2024 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our corporate Secretary no later than the close of business on December 30, 2023. However, if the date of our 2024 annual meeting is moved by more than 30 days from the date of our 2023 annual meeting, we will announce a new deadline that will be a reasonable time before we print and send proxy materials. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.

Stockholders who intend to present a stockholder proposal before the 2024 annual meeting of stockholders (other than pursuant to SEC Rule 14a-8) must deliver written notice of the proposal to our corporate Secretary at least 45 days prior to the one-year anniversary of the date proxy materials were first made available for the 2023 annual meeting (that is, by March 24, 2024); provided, however, that if the 2024 annual meeting date is changed by more than 30 days from the anniversary date of the 2023 annual meeting, then such notice must be received a reasonable time before we print and send proxy materials. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of SEC Rule 14a-4, the persons named in the proxy will be allowed to use their discretionary voting authority to vote on any such proposal as they determine appropriate if and when the matter is raised at the 2024 annual meeting.

In addition, any stockholder or other person who intends to solicit proxies for the election of any director nominees at the 2024 annual meeting of stockholder other than the Company’s nominees must provide the notice required by Rule 14a-19(b) no later than 60 calendar days prior to the anniversary of the 2023 annual meeting (that is, by April 28, 2024), unless the date of the 2024 annual meeting has changed by more than 30 calendar days from the date of the 2023 annual meeting, in which case the notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.

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We have not received notice of any proposals intended to be presented by stockholders at our 2023 Annual Meeting of Stockholders. If any such proposal is presented, the persons named in the proxy will be allowed to use their discretionary voting authority to vote on any such proposal as they determine appropriate if and when the matter is raised at the 2023 Annual Meeting.

All notices of proposals or nominations, as applicable, must be addressed to our Corporate Secretary at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

DELIVERY OF PROXY STATEMENT

Our Annual Report to stockholders on Form 10-K for the year ended December 31, 2022, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and the exhibits thereto are available from us without charge upon written request of a stockholder to our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of materials, including the Proxy Statement and Annual Report on Form 10-K or Notice, as applicable, by delivering a single Proxy Statement and Annual Report on Form 10-K or a single Notice, as applicable, to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one Proxy Statement and Annual Report on Form 10-K or one Notice, as applicable, to multiple stockholders who share an address, unless contrary instructions are received from one or more stockholders at that address prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and Annual Report on Form 10-K or Notice, as applicable, to a stockholder at a shared address to which a single copy of these materials was delivered. If you hold stock as a registered holder and prefer to receive separate copies of these materials either now or in the future, please contact our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091 or by telephone at (847) 388-0349.

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy Statement and Annual Report on Form 10-K or Notice, you may write or call us at the address and phone number above to request delivery of a single copy of these materials in the future. If your stock is held through a brokerage firm, bank or other financial institution and you prefer to receive separate copies of our proxy and/or Proxy Statement and Annual Report on Form 10-K or Notice, as applicable, either now or in the future, please contact your brokerage firm, bank or other financial institution.

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Monopar Therapeutics Inc. 1000 Skokie Boulevard, Suite 350 Wilmette, IL 60091	VOTE BY MAIL

Mark, sign and date yon proxy card and return it in the postage-paid envelope we have provided or return it to Corporate Secretary, Monopar Therapeutics Inc., 1000 Skokie Boulevard, Suite 350, Wilmette, IL 60091.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vole
for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	☐	☐	☐

Nominees

01	Christopher M. Starr	02	Chandler D. Robinson	05	Arthur J. Klausner

03	Michael J. Brown	04	Raymond W. Anderson	06	Kim R Tsuchimoto

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain

2. To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2023:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022, are available at monopartx.com in the “Annual Meeting” subsection of the “Investors” tab.

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MONOPAR THERAPEUTICS INC.

Annual Meeting of Stockholders June

27, 2023, 10:00 AM (Central Time)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Chandler D. Robinson and Kim R. Tsuchimoto, and each or any of them of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of common stock in Monopar Therapeutics Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 10:00 A.M., Central Time, June 27, 2023, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed above and as more particularly described in the Proxy Statement of the Company dated April 28, 2023 (the “Proxy Statement”), receipt of which is hereby acknowledged.

If no instructions are given, the proxies will vote to elect the director nominees listed in “Election of Directors” and will vote “FOR” Proposal 2 (ratification of the selection of the independent accountants).

Continued and to be signed on reverse side

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